EXHIBIT 23-1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

CKE Restaurants, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-83666, 333-76884, 333-41266, 333-83621, 333-83601, 333-76377, 333-51103, 333-52633, 333-62421, 33-56313, 33-55337, 333-12399, 33-53089-01, 2-86142-01, 33-31190-01, 333-12401, 333-75880, 333-27921, 333-14349, 333-05305, 33-52523 and 33-52519) of CKE Restaurants, Inc. and subsidiaries of our report dated March 19, 2003, relating to the consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended January 31, 2003, which report appears in the January 31, 2003 Annual Report on Form 10-K of CKE Restaurants, Inc. and Subsidiaries.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” during the first quarter of fiscal 2003.

/s/    KPMG LLP

Orange County, California

March 26, 2003